UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 24, 2010
The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-10466	59-0432511

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

133 South WaterSound Parkway
WaterSound, FL	32413

(Address of Principal Executive Offices)	(Zip Code)
(850) 588-2250
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01. Entry into a Material Definitive Agreement
On November 24, 2010, The St. Joe Company (“St. Joe”) entered into a Master Airport Access Agreement (the “Access Agreement”) effective as of November 22, 2010 with the Panama City-Bay County Airport and Industrial District (the “Airport District”). The Access Agreement sets forth the process for implementing St. Joe’s through-the-fence access rights at the new Northwest Florida Beaches International Airport, which rights were originally established by a Land Donation Agreement between St. Joe and the Airport District in 2006.
The Access Agreement provides that end users at VentureCrossings Enterprise Centre, St. Joe’s new commercial development adjacent to the airport, will have direct access to airport taxiways. St. Joe or its assigns or end users may conduct certain commercial operations on non-airport land with unobstructed access to airport taxiways leading to runways, for the purpose of maneuvering, taking off, loading, unloading, and landing of aircraft.
The Access Agreement describes certain acceptable uses for the access rights, including, but not limited to, industrial parks; aviation related activities and aircraft operations; engineering, aircraft or component manufacturing; maintenance and repair operations; aeronautical assembly; and air freight and logistics operations. Any proposed user of the access rights will be subject to approval by the Airport District, the Federal Aviation Administration (the “FAA”) and any other applicable regulating entity and will be required to enter into an End User License Agreement with the Airport District. The Airport District will charge end users for airport access according to a fee schedule to be determined in the future.
The Access Agreement identifies three access points within VentureCrossings as initial locations for airport access, and St. Joe may request additional access points in the future. Such access points, however, are subject to considerations such as the future alteration, development, expansion or improvement of the airport; operational safety and efficiency; financial self-sustainability of the airport; and security. The Access Agreement permits St. Joe to construct improvements on Airport District land in order to implement the access rights, subject to regulatory approvals.
Copies of the Access Agreement and the related Land Donation Agreement and Special Warranty Deed are filed as Exhibit 10.1 hereto. The foregoing description of the Access Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of Exhibit 10.1, which is incorporated by reference herein. For additional information, please also refer to the press release dated November 29, 2010 attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

10.1	Master Airport Access Agreement dated November 22, 2010 between the Panama City-Bay County Airport and Industrial District (the “Airport District”) and the Company (including as attachments the Land Donation Agreement dated August 22, 2006 between the Airport District and the Company and the Special Warranty Deed dated November 29, 2007 granted by St. Joe Timberland Company of Delaware, LLC to the Airport District).

99.1	Press Release dated November 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY
Dated: November 29, 2010	By:	/s/ Reece B. Alford
Reece B. Alford Senior Vice President
Corporate Counsel and Secretary